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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIVUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

VIVUS, INC.

1172 Castro Street
Mountain View, CA 94040

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 17, 2011

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation, (sometimes referred to herein as the Company), will be held on Friday, June 17, 2011, at 8:00 a.m., local time, at our corporate office located at 1172 Castro Street, Mountain View, CA 94040 for the following purposes:

  1.
  To elect five directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

  2.
  To approve, on an advisory basis, the Company's executive compensation.

  3.
  To recommend, on an advisory basis, the frequency of future advisory votes on the Company's executive compensation.

  4.
  To ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

  5.
  To approve amendments to the Company's 1994 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Company's 1994 Employee Stock Purchase Plan by 600,000 shares to a new total of 2,000,000 shares; to remove the Plan's 20-year term; and to include certain changes consistent with Treasury Regulations relating to employee stock purchase plans under Section 423 of the Internal Revenue Code of 1986, as amended, and other applicable law.

  6.
  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To help conserve resources and reduce printing and distribution costs, we will be mailing a notice to our stockholders, instead of a paper copy of the Proxy Statement and our 2010 Annual Report, with instructions on how to access our proxy materials over the Internet, including the Proxy Statement, our 2010 Annual Report and a form of proxy card or voting instruction card. The notice will also contain instructions on how each of those stockholders can receive a paper copy of our proxy materials. We expect to mail the Notice of Internet Availability of Proxy Materials by May 6, 2011, at least 40 calendar days prior to the Annual Meeting date.

        Only stockholders of record at the close of business on April 25, 2011 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors
Leland F. Wilson Chief Executive Officer

Mountain View, California
April 29, 2011

 YOUR VOTE IS IMPORTANT

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE, OR IF AVAILABLE, ELECTRONICALLY, OR, IF YOU RECEIVED PER YOUR REQUEST A PAPER COPY OF THE PROXY MATERIALS, COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF SUCH STOCKHOLDER HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

Page
Information Concerning Solicitation and Voting	1
General	1
Record Date and Shares Outstanding	1
Revocability of Proxies	1
Voting and Solicitation	1
Quorum; Abstentions; Broker Non-Votes	2
Proxies	3
Stockholder Proposals for 2012 Annual Meeting	3
Proposal No. 1: Election of Directors	4
Nominees for Director	4
Required Vote	6
Proposal No. 2: Advisory Vote on Compensation of our Named Executive Officers	7
Proposal	7
Required Vote	8
Proposal No. 3: Frequency of Advisory Votes on Compensation of our Named Executive Officers	9
Proposal	9
Required Vote	9
Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm	10
Proposal	10
Principal Accountant Fees and Services	10
Pre-Approval Policy and Procedures	11
Required Vote	11
Proposal No. 5: To approve amendments to the Company's 1994 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Company's 1994 Employee Stock Purchase Plan by 600,000 shares to a new total of 2,000,000 shares; to remove the Plan's 20-year term; and to include certain changes consistent with Treasury Regulations relating to employee stock purchase plans under Section 423 of the Internal Revenue Code of 1986, as amended, and other applicable law	12
General Proposal	12
Participation in the 1994 Employee Stock Purchase Plan	12
Description of the VIVUS, Inc. 1994 Employee Stock Purchase Plan (as amended)	13
Certain Federal Income Tax Information	16
Required Vote	16
Board of Directors Meetings and Committees	17
Board Meetings	17
Board Independence	17
Board Leadership Structure	17
Risk Oversight	17
Board Committees	18
Compensation Committee Interlocks and Insider Participation	21
Stockholder Communications to Directors	21
Code of Ethics	21
Executive Officers	22
Report of the Audit Committee of the Board of Directors	24
Compensation Discussion and Analysis	25
General Philosophy	25
Compensation Components	25
Base Salary	27

i

ii

VIVUS, INC.

PROXY STATEMENT FOR THE 2011
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of VIVUS, Inc., a Delaware corporation, or the Company, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on Friday, June 17, 2011, at 8:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 1172 Castro Street, Mountain View, CA 94040.

        We are sending the Notice of Internet Availability of Proxy Materials on or about May 6, 2011 to all stockholders entitled to vote at the Annual Meeting. Our principal executive office is located at 1172 Castro Street, Mountain View, CA 94040, and our telephone number is (650) 934-5200. Our website is www.vivus.com, and we make our current and periodic reports that are filed with the Securities and Exchange Commission, or the SEC, available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Record Date and Shares Outstanding

        Stockholders of record at the close of business on April 25, 2011, or the Record Date, are entitled to notice and to vote at the Annual Meeting. At the Record Date, approximately 81,888,428 shares of our Common Stock, par value $0.001, were issued and outstanding and held of record by approximately 3,534 stockholders. At the Record Date, we did not have any shares of Preferred Stock outstanding. The Inspector of Election appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (A) delivering to the Secretary of the Company at the Company's principal office, or to the Inspector of Election at the Annual Meeting (i) a written notice of revocation or (ii) a duly executed proxy bearing a later date or (B) by attending the Annual Meeting and voting in person.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date on all matters presented at the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors. You may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the Annual Meeting. You may vote in advance of the Annual Meeting by any of the following methods:

        Vote by Mail.    If you requested a paper copy of the proxy materials, mark, sign and date each proxy and voting instruction card you receive and return it in the postage-paid envelope;

        Vote by Internet or Telephone.    If you are a stockholder of record (that is, if you hold your shares in your own name), you may vote by the Internet or by telephone (toll free) by following the instructions on the Notice of Internet Availability of Proxy Materials or your proxy and voting instruction card. If your shares are held in the name of a bank, broker or other holder of record (that is, in "street name"), and if the bank or broker offers Internet and telephone voting, you will receive instructions from them that you must follow in order for your shares to be voted. If you vote by the Internet or by telephone, you do not need to return your proxy and voting instruction card.

        We will bear the entire cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, or the Proxy, and any additional solicitation material furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners and we expect to reimburse the corresponding forwarding expenses. We have retained the services of a third party to solicit proxies, for which we estimate that we will pay a fee not to exceed $15,000. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone, facsimile, letter or electronic mail.

Quorum; Abstentions; Broker Non-Votes

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, who will be a representative of Computershare Investor Services, LLC, to determine whether or not a quorum is present. If the shares present, in person and by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares present and entitled to vote with respect to such matter.

        Pursuant to Delaware law, abstentions are counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal, other than the election of directors. We intend to treat abstentions in this manner. Accordingly, other than with respect to the election of directors, abstentions will have the same effect as a vote against the proposal.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a "broker non-vote." Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "FOR" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. The ratification of the appointment of our independent registered public accounting firm (Proposal No. 4) is considered to be a routine matter. The selection of our directors (Proposal No. 1), the advisory vote on compensation of our named executive officers (Proposal No. 2), the advisory vote on the frequency of the advisory votes on compensation of our named executive officers (Proposal No. 3), and the Amendments to our 1994 Employee Stock Purchase Plan (Proposal No. 5) are considered to be non-routine matters. If you hold your shares in street name and want your vote to count on these non-routine proposals, it is critical that you instruct your broker how to vote your shares. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted in the tabulation of the voting results with respect to a particular proposal.

 Proxies

        Whether or not you are able to attend the Annual Meeting, we urge you to submit your Proxy, which is solicited by our Board of Directors and which when properly completed will be voted as you direct. In the event no directions are specified, such proxies will be voted "FOR" the election of the directors as set forth herein (Proposal No. 1), "FOR" the advisory resolution on compensation of our named executive officers (Proposal No. 2), for a frequency of "THREE YEARS" for future advisory votes on compensation of our named executive officers (Proposal No. 3), "FOR" the ratification of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the independent registered public accounting firm to the Company (Proposal No. 4), "FOR" the approval of the Amendments to our 1994 Employee Stock Purchase Plan (Proposal No. 5), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Stockholder Proposals for 2012 Annual Meeting

        As a stockholder you may be entitled to present proposals for action at a forthcoming stockholder meeting. Pursuant to the rules of the Securities and Exchange Commission and our bylaws, stockholder proposals that stockholders intend to present at our 2012 Annual Meeting of Stockholders and desire to have included in our proxy materials relating to such meeting must be received by us no later than March 19, 2012, which is 90 calendar days prior to the anniversary of this year's annual meeting, and no earlier than February 18, 2012, which is 120 calendar days prior to the anniversary of this year's annual meeting, and must be in compliance with applicable laws and regulations (including the regulations of the SEC under Rule 14a-8). If the date of next year's annual meeting is moved more than 30 days before or 60 days after the anniversary date of this year's annual meeting, the deadline for inclusion of a proposal in our proxy statement is instead no earlier than 120 calendar days prior to the annual meeting and no later than the later of 90 days prior to the annual meeting or 10 days following the date that the first public announcement of the date of the annual meeting is made. Proposals should be addressed to:

Corporate Secretary
VIVUS, Inc.
1172 Castro Street
Mountain View, CA 94040

        A stockholder's notice to our Corporate Secretary (to the address noted above) must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the Annual Meeting. A copy of the relevant bylaw provision is available upon written request to VIVUS, Inc., 1172 Castro Street, Mountain View, CA 94040, Attention: Corporate Secretary.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Nominees for Director

        Our bylaws currently authorize a Board of Directors of five directors. On the recommendation of our Nominating and Governance Committee, the Board of Directors has nominated Leland F. Wilson, Peter Y. Tam, Mark B. Logan, Charles J. Casamento and Linda M. Dairiki Shortliffe, M.D. for election as directors. All five nominees are currently members of the Board of Directors.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. In the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

        All directors hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. There are no family relationships between any of our directors or executive officers.

        The nominees, and certain information about them as of April 25, 2011, are set forth below.

Name of Nominee	Age	Position Held with the Company	First Became a Director
Leland F. Wilson	67	Chief Executive Officer and Director	1991
Peter Y. Tam	47	President and Director	2009
Mark B. Logan(1)(2)(3)	72	Chairman of the Board of Directors	1999
Charles J. Casamento(1)(2)(3)	65	Director	2008
Linda M. Dairiki Shortliffe, M.D.(1)(2)(3)	62	Director	1999

(1)
Member of the Audit Committee of the Board of Directors.

(2)
Member of the Compensation Committee of the Board of Directors.

(3)
Member of the Nominating and Governance Committee of the Board of Directors.

        Leland F. Wilson has served as a director since April 1991 and as Chief Executive Officer since November 1991. Mr. Wilson also served as President from April 1991 until October 2009. Prior to joining the Company, Mr. Wilson was Vice President of Marketing and Corporate Development of Genelabs Technologies, Inc. from 1989 to 1991. Mr. Wilson was Group Product Director, later promoted to Director of Marketing, at LifeScan, a Johnson & Johnson company, from 1986 to 1989. Mr. Wilson holds a B.S. and an M.S. in Reproductive Physiology from Pennsylvania State University.

        Our Nominating and Governance Committee believes that Mr. Wilson's long tenure with the Company as its President and Chief Executive Officer brings necessary historic, operational and leadership experience to the Board of Directors. The Nominating and Governance Committee also believes that Mr. Wilson's scientific background and extensive drug development and marketing experience afford the Board of Directors unique insight and guidance into strategic issues and opportunities that face the Company.

        Peter Y. Tam has served as our President and a director since October 2009. From January 2009 until October 2009, Mr. Tam served as the Company's Chief Operating Officer. From July 2004 to January 2009, Mr. Tam served as Senior Vice President of Product and Corporate Development of the

Company. From November 2002 to July 2004, Mr. Tam served as the Company's Vice President of Strategic Planning and Corporate Development. Mr. Tam joined the Company in 1993 as Manager of Clinical Research and in 1999 he assumed the responsibilities of Director of Clinical and Corporate Development. Mr. Tam holds a B.S. in Chemistry from University of California Berkeley and an M.B.A. from Santa Clara University.

        Our Nominating and Governance Committee believes that Mr. Tam's scientific and business background and long tenure with the Company in the areas of clinical, regulatory and product and corporate development bring significant experience to the Board of Directors needed to evaluate, develop and commercialize our current and future product candidates.

        Mark B. Logan has served as a director of the Company since March 1999 and was elected Chairman of the Board of Directors in April 2007. From November 1994 until his retirement in May 2001, Mr. Logan was Chairman of the Board, President and Chief Executive Officer of VISX, Inc., a medical device company. Mr. Logan also serves on the boards of STAAR Surgical Company, the University of Virginia Heart & Vascular Center, and Public Policy Virginia, Inc. and serves as a trustee of the Southern Environmental Law Center. Mr. Logan holds a B.A. in Biology from Hiram College, was a Woodrow Wilson Fellow at New York University, and holds a P.M.D. from Harvard Business School.

        Our Nominating and Governance Committee believes that Mr. Logan's prior extensive executive level operational experience at public medical device and pharmaceutical companies brings essential experience to the Board of Directors and its committees needed for strategic planning, product development and commercialization, finance and operations and executive compensation. The Nominating and Governance Committee also believes that Mr. Logan's long tenure on the Company's Board of Directors, experience on other public company boards and foundations, and previous experience as the chairman and chief executive officer of a publicly traded company bring necessary leadership and governance skills to the Board of Directors and its committees.

        Charles J. Casamento has served as a director of the Company since April 2008. Since May 2007, Mr. Casamento has been Executive Director and Principal of The Sage Group, Inc., a health care advisory group specializing in business development transactions. From October 2004 to April 2007, Mr. Casamento was President and Chief Executive Officer of Osteologix, Inc., a specialty pharmaceutical company. From 1999 until August 2004, he was the Chairman, Chief Executive Officer and President of Questcor Pharmaceuticals, a specialty pharmaceutical company. He currently also serves as a director of Cortex Pharmaceuticals, Inc., SuperGen, Inc., and International Stem Cell Corporation. Mr. Casamento holds a B.S. in Pharmacy from Fordham University and an M.B.A. from Iona College.

        Our Nominating and Governance Committee believes that Mr. Casamento's extensive executive level operational experience and health care focused business development counseling experience bring significant experience to the Board of Directors and its committees needed for strategic planning, product development and commercialization, finance and operations and executive compensation. The Nominating and Governance Committee believes that Mr. Casamento's director level corporate governance experience on public company boards brings governance skills to the Board of Directors and its committees.

        Linda M. Dairiki Shortliffe, M.D. has served as a director of the Company since June 1999. Dr. Shortliffe has served as Professor of Urology at Stanford University School of Medicine since 1993 and as Chair of the Department of Urology from 1995 to 2011. She has also been Chief of Pediatric Urology of Lucile Salter Packard Children's Hospital at Stanford since 1991. She is a Fellow of the American College of Surgeons and the American Academy of Pediatrics and is a past Trustee and President of the American Board of Urology. Dr. Shortliffe holds an A.B. from Radcliffe/Harvard College and an M.D. from Stanford University.

        Our Nominating and Governance Committee believes that Dr. Shortliffe's clinical and administrative medical background bring the Board of Directors valuable insight needed to evaluate, develop and commercialize our current and future product candidates.

Required Vote

        The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no other legal effect under Delaware law.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED LELAND F. WILSON,
PETER Y. TAM, MARK B. LOGAN, CHARLES J. CASAMENTO AND
LINDA M. DAIRIKI SHORTLIFFE, M.D. AS ITS NOMINEES AND
RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF
THESE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2:
ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Proposal

        Our stockholders are afforded this advisory vote pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related federal securities laws set forth at Section 14A of the Securities Exchange Act of 1934. Although we describe this to be a solicitation of an advisory vote on compensation for our named executive officers, it is more commonly known as "say-on-pay."

        By way of this solicitation, stockholders may submit a non-binding advisory vote to approve the compensation of our named executive officers as discussed in the Compensation Discussion and Analysis section beginning at page 25 of this Proxy and as summarized in the Summary Compensation Table on page 35, which provides an annual snapshot of the compensation paid or granted to our named executive officers.

        As discussed in the Compensation Discussion and Analysis section, the Compensation Tables, and the related disclosures contained in this Proxy, the Company's compensation program is designed and implemented to attract, retain, reward and motivate our named executive officers while aligning their and the Company's performance with the long-term interests of our stockholders. The Compensation Committee believes that the Company's compensation program as designed and implemented through the use of a combination of base salary, cash bonus and equity compensation is effective to achieve these program goals for the following reasons:

  •
  we are able to attract and retain our named executive officers by providing an overall compensation package that is competitive in the market for which we compete for employees;

  •
  we reward our named executive officers for performance through cash bonuses and long-term equity awards;

  •
  we share the risks and rewards of our business with our named executive officers by adjusting incentive compensation to reflect the Company's performance;

  •
  we align the interests of our named executive officers with the interests of our stockholders through equity awards; and

  •
  we compensate our named executive officers in a manner that is efficient and affordable for the Company.

Please review our Compensation Discussion and Analysis section as well as the accompanying Compensation Tables and the related disclosures on our 2010 compensation highlights for greater detail on our compensation for our named executive officers.

        We are asking our stockholders to approve, on an advisory basis, the following resolution relating to the overall compensation of our named executive officers as set forth in this Proxy:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

In considering an overall executive compensation program, "say-on-pay" cannot convey a stockholder's view on a discrete element of our compensation program or a specific decision made by our Board of Directors or our Compensation Committee. However, our Board of Directors and Compensation Committee value our stockholders' opinions and will consider the vote when developing and making future compensation decisions.

        As an advisory vote, the outcome will not bind the Company or our Board of Directors or Compensation Committee. The Compensation Committee will receive a report on the outcome of the "say-on-pay" vote. Based in part on the results of this report, our Board of Directors will determine whether any changes to the compensation program should be considered for our named executive officers. We will disclose how many stockholders voted "FOR" or "AGAINST" the resolution, and how many stockholders abstained from voting.

Required Vote

        The affirmative vote of the holders of a majority of shares present and entitled to vote will be required to approve the overall compensation of our named executive officers.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF
THE OVERALL COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3:
FREQUENCY OF ADVISORY VOTES ON COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

Proposal

        As described in Proposal No. 2 beginning on page 7, we are asking our stockholders to approve an advisory vote on compensation of our named executive officers, otherwise known as "say-on-pay." This item solicits input from our stockholders on how frequently we should hold such a vote in the future. You may vote for a "say-on-pay" to be held every one, two, or three years, or you may abstain from voting.

        As with "say-on-pay," we provide this vote pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related federal securities laws set forth at Section 14A of the Securities Exchange Act of 1934. This item is also an advisory vote, which means that it will not bind the Company or our Board of Directors. We will disclose how many stockholders voted for each of the three options (annual, biennial, or triennial votes) as well as how many abstained from voting.

        After careful consideration, our Board of Directors recommends that we seek stockholder input through an advisory vote to be held every three years. Our Board of Directors considers input on executive compensation from our stockholders an important part of a comprehensive corporate governance program. As discussed in our Compensation Discussion and Analysis section, our executive compensation program consists of a variety of objectives that include linking compensation to performance over time and aligning the interests of our executive officers and our long-term stockholders. Given the inherent nature of the drug development business, progress and overall objectives are assessed over a period of years rather than month-to-month or quarter-to-quarter. Accordingly, a triennial advisory vote is more appropriate to judge the effectiveness of our compensation program on motivating performance of our executives and retaining them. In addition, our compensation program does not change significantly from year to year. To the extent that our Board of Directors should implement a material change to our compensation program, it would require time to be implemented and for the impact to be properly assessed by the Board of Directors. Advisory votes on less than three-year intervals would therefore lack the benefit of time needed for the effectiveness of the material change to be properly assessed.

        While the advisory nature of this vote will not bind the Company or our Board of Directors, it gives our stockholders an opportunity to vote and inform us of their preferences as to how frequently stockholders should vote on the compensation of our executive officers. Our Board of Directors will carefully consider the results of this recommendation in determining how frequently to ask our stockholders to vote on the compensation of our executive officers in future "say-on-pay" advisory votes.

Required Vote

        The affirmative vote of the holders of a majority of shares present and entitled to vote will be required to adopt a frequency of every three years for future advisory votes on named executive compensation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF
"THREE YEARS" FOR FUTURE ADVISORY VOTES ON NAMED EXECUTIVE
OFFICER COMPENSATION.

 PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Proposal

        The Board of Directors has selected Odenberg, Ullakko, Muranishi & Co. LLP, or OUM, to audit our financial statements for the fiscal year ended December 31, 2011. The decision of the Board of Directors to appoint OUM was based on the recommendation of the Audit Committee of the Board of Directors, or the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered OUM's qualifications as an independent registered public accounting firm and auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm and its reputation for integrity and competence in auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with OUM in all of these respects.

        OUM audited our financial statements for the fiscal year ending December 31, 2010. OUM was first appointed by the Board of Directors in the fiscal year ended December 31, 2005. Representatives of OUM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The Audit Committee has engaged OUM as our independent registered public accounting firm beginning with the fiscal year ending December 31, 2005. The following table presents fees for professional services rendered by OUM for the audit of our annual financial statements for fiscal years 2010 and 2009 and fees billed for audit-related services, tax services and all other services rendered by OUM for these periods:

	2010	2009
Audit Fees(1)	$348,106	$316,219
Audit Related Fees(2)	10,500	10,500
Tax Fees(3)	—	—
All Other Fees(4)	41,438	76,457

Total Fees	$400,044	$403,176

(1)
Audit Fees:    This category consists of fees for the audit of the Company's annual financial statements, review of the financial statements included in the Company's quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, and for attestation services related to Sarbanes-Oxley compliance for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)
Audit-Related Fees:    This category consists of fees incurred for work related to OUM's audit of our employee benefit plan in 2010 and 2009.

(3)
Tax Fees:    There were no tax fees billed by OUM during these periods.

(4)
All Other Fees:    This category consists of fees incurred for work related to the review and issuance of consents for the Registration Statements on Form S-8 filed March 9, 2009, on Form S-3 filed September 16, 2009, on Form S-8 filed February 16, 2010, on Form S-8 filed July 14, 2010 and work related to the sale of our MUSE-related assets and payoff of long-term liabilities.

Pre-Approval Policy and Procedures

        The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. Our independent registered public accounting firm and senior management periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with a pre-approval, and the fees for the services performed as needed. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to Mr. Logan, the Audit Committee chairman, when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. In 2010, all audit and non-audit services were pre-approved and reviewed in accordance with the Company's policy.

Required Vote

        Stockholder ratification of the selection of OUM as our independent registered public accounting firm for fiscal year 2011 is not required by our bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board of Directors is seeking stockholder ratification of its appointment of OUM as our independent registered public accounting firm. In the event that the stockholders do not approve the selection of OUM, the appointment of the independent registered public accounting firm may be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors at its discretion, and at the direction of the Audit Committee, may direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP,
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2011.

PROPOSAL NO. 5
TO APPROVE AMENDMENTS TO INCREASE THE
NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1994 EMPLOYEE STOCK PURCHASE PLAN BY 600,000 SHARES TO A NEW TOTAL OF 2,000,000; TO REMOVE THE PLAN'S 20-YEAR TERM; AND TO INCLUDE CERTAIN CHANGES CONSISTENT WITH TREASURY REGULATIONS RELATING TO EMPLOYEE STOCK PURCHASE PLANS UNDER SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND OTHER APPLICABLE LAW

General Proposal

        The Company's 1994 Employee Stock Purchase Plan, or the 1994 Purchase Plan, currently provides that it will expire 20 years from the approval of such plan by the Board of Directors or approval by the stockholders, whichever date is earlier. The 1994 Purchase Plan was approved by the Board of Directors in April 1994 and our stockholders approved the 1994 Purchase Plan shortly thereafter. There are currently 1,400,000 shares reserved for issuance under the 1994 Purchase Plan, of which 1,327,628 have been issued upon the exercise of options granted under the 1994 Purchase Plan and 72,372 shares remain available for issuance. The Company expects to issue approximately 30,000 shares to participants under the 1994 Purchase Plan on May 13, 2011, leaving a balance of approximately 42,372 shares reserved for future issuance.

        On April 29, 2011, subject to subsequent approval by the Company's stockholders, the Company's Board of Directors approved amendments to the 1994 Purchase Plan to increase the number of shares of Common Stock reserved for issuance under the 1994 Purchase Plan by 600,000 shares to a new total of 2,000,000 shares (collectively referred to herein as the 1994 Purchase Plan Amendment). As more fully described below, the proposed 1994 Purchase Plan Amendment is necessary to allow the Company to keep its employee stock purchase plan in effect to provide employees with increased incentive-based compensation for their services to the Company. The 1994 Purchase Plan Amendment also removes the 20-year term under the 1994 Purchase Plan so that it will continue in effect until it is terminated by the Board of Directors (or a committee administering it). In addition, the 1994 Purchase Plan Amendment includes certain changes to the 1994 Purchase Plan consistent with the recently finalized Treasury Regulations relating to employee stock purchase plans under the Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") and other applicable law.

        The Company's Board of Directors believes it is appropriate and in the best interest of the Company and its stockholders to adopt the 1994 Purchase Plan Amendment. The Company believes that maintaining an employee stock purchase plan is an important factor in continuing to attract, motivate and retain qualified individuals to serve as employees of the Company.

Participation in the 1994 Employee Stock Purchase Plan

        Participation in the 1994 Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 1994 Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the 1994 Purchase Plan. The Company expects to issue approximately 30,000 shares to participants under the 1994 Purchase Plan on May 13, 2011, the end of the applicable offering period. The following table sets forth certain information regarding shares purchased under the 1994 Purchase Plan during the Last Fiscal Year and the payroll deductions accumulated at the end of the Last Fiscal Year in accounts under the 1994 Purchase Plan for each of the executive officers named in the Summary Compensation Table, for all current executive officers as a group and for all other employees who participated in the 1994 Purchase Plan as a group:

        1994 Employee Stock Purchase Plan Purchases 1/1/10 - 12/31/10

Name	Shares Purchased	Dollar Value*	Payroll Deductions as of Fiscal Year end
Wesley W. Day, Ph.D.,	2,847	$12,326	$18,417
Vice President, Clinical Development
Guy P. Marsh,	1,363	$1,372	$7,774
Vice President of U.S. Operations and General Manager
Michael P. Miller,	2,004	$2,017	$11,430
Senior Vice President, Chief Commercial Officer
Timothy E. Morris,	0	0	0
Senior Vice President, Finance and Chief Financial Officer
Peter Y. Tam,	3,189	$16,506	$21,252
President
Leland F. Wilson,	2,174	$6,274	$13,341
Chief Executive Officer

All current executive officers as a group	11,577	$38,495	$72,214

All other employees as a group	36,297	$144,506	$231,893

*
Market value of shares on date of purchase, minus the purchase price under the 1994 Purchase Plan.

Description of the VIVUS, Inc. 1994 Employee Stock Purchase Plan (as amended)

        The following is a description of the salient provisions of the 1994 Purchase Plan:

        Purpose.    The purpose of the 1994 Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the 1994 Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the 1994 Purchase Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        Administrative Body.    The 1994 Purchase Plan is administered by the Board or a committee of members of the Board appointed by the Board, or the Administrator. The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the 1994 Purchase Plan, to designate separate offerings, to determine eligibility, to adjudicate all disputed claims filed under the 1994 Purchase Plan and to establish rules, sub-plans and procedures necessary or appropriate for administration of the 1994 Purchase Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

        Offering Periods.    The 1994 Purchase Plan is implemented by consecutive offering periods with a new offering period commencing on the first trading day on or after May 15 and terminating on the last trading day in the period ending the following November 14, or commencing on the first trading day on or after November 15 and terminating on the last trading day in the period ending the following May 14, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with the 1994 Purchase Plan. The Administrator has the power to change the duration of offering periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first offering period to be affected thereafter.

        Eligibility.    The 1994 Purchase Plan provides that any individual who is a common law employee of the Company or any Designated Subsidiary on a given enrollment date shall be eligible to participate in the 1994 Purchase Plan. An "Eligible Employee" is defined as any individual whose customary employment with the Company or any Designated Subsidiary is at least 20 hours per week and more than five months in any calendar year, provided that the Administrator may adjust the definition of an Eligible Employee in a uniform and nondiscriminatory manner prior to the start of an offering period and in accordance with applicable law. No Eligible Employee shall be granted an option under the 1994 Purchase Plan (i) to the extent, immediately after the grant, such Eligible Employee would own capital stock of the Company or subsidiary and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power, or (ii) to the extent the Eligible Employee accrues through payroll deductions at a rate that exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time. As of April 25, 2011, there were approximately 38 employees eligible to participate in the 1994 Purchase Plan, including 8 executive officers.

        Participation.    An Eligible Employee may become a participant in the 1994 Purchase Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to the 1994 Purchase Plan and may elect to have payroll deductions on each pay day during the offering period in an amount not less than 1% and not exceeding 10% of the compensation the participant receives on each pay day during the offering period. Participants may discontinue his or her participation or decrease the amount of payroll deductions at any time during the offering period. A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from participation during a particular offering period, that participant may not participate again in the same offering period. Termination of a participant's employment for any reason, or failure of the participant to remain an Eligible Employee cancels his or her purchase right and participation in the 1994 Purchase Plan. Upon cancellation, the payroll deductions (or other contributions) credited to the participant's account are returned to the participant, generally without any interest.

        Grant of Option.    On the enrollment date of each offering period, each Eligible Employee participating in such offering period shall be granted an option to purchase on the exercise date of such offering period (at the applicable purchase price) up to a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions (or other contributions) accumulated prior to such exercise date and retained in the participant's account as of the exercise date by the applicable purchase price. In no event shall an Eligible Employee be permitted to purchase during each offering period more than 7,000 shares of the Company's Common Stock.

        The exercise price of shares purchased under the 1994 Purchase Plan shall be 85% of the lowest fair market value of the Common Stock on either the enrollment date or the exercise date of the applicable offering period, as reported on the NASDAQ Stock Market.

        Exercisability.    Unless a participant withdraws from the 1994 Purchase Plan, the participant's option to purchase the shares will be exercised automatically on the exercise date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable purchase price with the accumulated payroll deductions in the participant's account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent offering period. During a participant's lifetime, a participant's option to purchase shares under the 1994 Purchase Plan is exercisable only by such participant.

        Stock.    Currently, the maximum number of shares of the Company's Common Stock that is available for sale under the 1994 Purchase Plan is 1,400,000. If our stockholders approve the 1994 Purchase Plan Amendment, then the maximum number of shares of the Company's Common Stock which shall be made available for sale under the 1994 Purchase Plan, as amended, shall be 2,000,000 shares, subject to adjustment upon changes in capitalization of the Company. If on a given exercise date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the 1994 Purchase Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable and either continue the offering period(s) in effect or terminate all offering periods. Participants will have no interest or voting right in shares covered by said option until such option has been exercised and shares delivered to the participant.

        Changes in Capitalization.    If any change is made in our capitalization during an offering period, such as a stock split, combination or stock dividend, which results in an increase or decrease in the number of shares of our Common Stock outstanding without receipt of consideration by us, appropriate adjustment will be made in the purchase price and in the number of shares reserved for sale under the 1994 Purchase Plan.

        Dissolution or Liquidation.    In the event of dissolution or liquidation of the Company, the offering period will be shortened by setting a new exercise date and will terminate immediately prior to the completion of the dissolution or liquidation, unless provided otherwise by the Administrator. The new exercise date will be prior to the dissolution or liquidation. The Administrator will provide 10 days prior written notice to participants with respect to such new exercise date.

        Merger or Change of Control.    In the event of a merger or change of control (as defined in the ESPP), then the surviving corporation or its parent or subsidiary may assume outstanding rights under the ESPP or substitute similar rights. If no surviving corporation assumes outstanding rights or substitutes similar rights, the Administrator will shorten the offering with respect to which such right relates by setting a new purchase date on which such offering will end or cancel each outstanding right to purchase shares and refund all sums collected from participants for the offering period in progress. Any new purchase date determined will be prior to the transaction. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing at least 10 business days prior to the date of the merger or change of control, that the purchase date has been changed to the new purchase date and that the right will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering.

        Amendment and Termination.    The Administrator may at any time amend or terminate the 1994 Purchase Plan without approval of the stockholders; provided, however, that the Company will obtain stockholder approval of any amendment to the 1994 Purchase Plan to the extent necessary to comply with Section 423 of the Code, or with any other applicable law or regulation, including requirements of the NASDAQ or any established stock exchange. Any amendment or termination of the 1994 Purchase Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination. However, the Administrator may, without regard to whether participant rights are adversely affected, make changes to offering periods, designate separate offerings, limit the frequency and/or number of changes in the amounts withheld during an offering period, and make certain other changes as provided in the 1994 Purchase Plan.

        Term of Plan.    As amended, the 1994 Purchase Plan will continue in effect until terminated by the Administrator. Prior to amendment, the 1994 Purchase Plan provided that it would continue in effect for a term of 20 years and terminate in April 2014, unless sooner terminated as provided in the 1994 Purchase Plan.

 Certain Federal Income Tax Information

        The following brief summary of the effect of federal income taxation upon the participant and with respect to the shares purchased under the 1994 Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

        The 1994 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 1994 Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Required Vote

        The affirmative vote of the holders of a majority of shares present and entitled to vote will be required to approve the amendments to the 1994 Employee Stock Purchase Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
AMENDMENTS TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Board Meetings

        The Board of Directors met eight times during fiscal year 2010. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of the committees on which they served during the year ended December 31, 2010.

        Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings of stockholders. Each of our directors attended our 2010 Annual Meeting of Stockholders.

Board Independence

        As required under the NASDAQ Stock Market, or NASDAQ, listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. Consistent with these considerations, the Board of Directors has determined that each of its current directors, including all directors standing for re-election, except for Leland F. Wilson, Chief Executive Officer, and Peter Y. Tam, President, is independent within the meaning of the NASDAQ director independence standards, as currently in effect. Mr. Wilson and Mr. Tam are not independent directors by virtue of their employment with the Company.

Board Leadership Structure

        The Company maintains separate positions of Chairman of the Board and Chief Executive Officer. Having these positions separate allows our Chief Executive Officer to focus on the daily operations, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. While our charter documents do not require that our Chairman of the Board and Chief Executive Officer positions be separate, the Board of Directors believes that having separate positions is the appropriate leadership structure to assure good and efficient corporate governance. The Board of Directors has charged the Chairman of the Board with responsibility for presiding over meetings of the Board of Directors, developing meeting agendas, facilitating communication between management and the Board of Directors, representing director views to management and improving meeting effectiveness, among other things. Our Chairman of the Board is elected annually and is currently Mark B. Logan.

Risk Oversight

        Our Board of Directors as a whole is responsible for overseeing our risk management function. Members of our senior management team are responsible for implementation of our day-to-day risk management processes, while the Board of Directors, as a whole and through its Audit Committee, Compensation Committee and Nominating and Governance Committee, has responsibility for the oversight of overall risk management. As risk is inherent in every business and is rarely static, the Board of Directors and senior management routinely discuss and analyze any significant strategic, operational, financial, legal and compliance risks facing the Company as well as our general risk management strategy and actions taken by senior management in compliance with this strategy. At meetings of the Board of Directors, senior management provides updates to the Board of Directors on any specific risk-related issues as they evolve, which allows the Board of Directors to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        In addition, each of the committees of our Board of Directors considers any risks that may be within its area of responsibilities and directors periodically engage in discussions with members of the senior management team as appropriate. Specifically, the Audit Committee assists the Board of

Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Board Committees

        The Board of Directors has Audit, Compensation, and Nominating and Governance Committees. Each of these committees has adopted a written charter, all three of which can be found on our website at www.vivus.com. All members of the committees are appointed by the Board of Directors, and are independent non-employee directors. The following describes each committee, its current membership, the number of meetings held during fiscal year 2010 and its function:

  Audit Committee

        The Audit Committee consists of directors Logan, Casamento, and Shortliffe, none of whom is an employee of the Company and each of whom is independent within the meaning of the NASDAQ director independence standards and the SEC requirements, in each case as currently in effect. The Board of Directors has determined that Mr. Logan is an "audit committee financial expert" as defined in SEC rules. Mr. Logan serves as Chairman of the Audit Committee. The Audit Committee held five meetings during fiscal year 2010.

        The Audit Committee is responsible for:

  •
  overseeing the accounting, financial reporting and audit processes;

  •
  making recommendations to the Board of Directors regarding the selection of our independent registered public accounting firm and auditors;

  •
  reviewing the results and scope of audit and other services provided by our independent registered public accounting firm and auditors;

  •
  reviewing the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and

  •
  reviewing our internal controls over financial reporting.

        The Audit Committee works closely with management and our independent registered public accounting firm and auditors. The Audit Committee also meets with our independent registered public accounting firm and auditors in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent registered public accounting firm and auditors to approve the annual scope of the audit services to be performed.

        The Audit Committee Report is included herein on page 24.

  Compensation Committee

        The Compensation Committee currently consists of directors Casamento, Logan and Shortliffe, none of whom is an employee of the Company and each of whom is independent within the meaning of the NASDAQ director independence standards as currently in effect. The Compensation Committee held six meetings during fiscal year 2010. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee. Mr. Casamento serves as Chairman of the Compensation Committee.

        The Compensation Committee is responsible for:

  •
  reviewing and approving the compensation and benefits for our officers and directors;

  •
  administering our equity plans;

  •
  making recommendations to the Board of Directors regarding such matters; and

  •
  performing other duties regarding compensation for employees and consultants as the Board of Directors may delegate from time to time.

        The Compensation Committee reviews and approves the salaries and incentive compensation of the Company's officers, directors and the remainder of the Company's personnel, including all new hire stock option grants. In addition, the Compensation Committee approves stock option grants for all employees as part of the Company's annual performance review process. The agenda for meetings of the Compensation Committee is prepared by the Chief Executive Officer and/or Chief Financial Officer, with final approval by the Compensation Committee Chairman. The Company's Chief Executive Officer and/or Chief Financial Officer attend the meetings of the Compensation Committee, but neither the Chief Executive Officer nor the Chief Financial Officer participates in deliberations relating to his own compensation. In rendering its decisions, the Compensation Committee considers the recommendations of the Chief Executive Officer, with input by the Chief Financial Officer, the information regarding comparably sized companies in the biotechnology, medical devices and pharmaceutical industries in the United States and its collective experience with other companies. The Compensation Committee does not delegate its authority, although the Board of Directors retain the authority to review and approve cash and equity compensation for the Company's officers and directors, which it exercises from time to time.

        The Compensation Committee Report is included herein on page 34.

  Nominating and Governance Committee

        The Nominating and Governance Committee consists of directors Casamento, Logan, and Shortliffe, none of whom is an employee of the Company and each of whom is independent within the meaning of the NASDAQ director independence standards as currently in effect. The Nominating and Governance Committee held one meeting during fiscal year 2010. Dr. Shortliffe serves as Chairman of the Nominating and Governance Committee.

        The Nominating and Governance Committee is responsible for:

  •
  considering and periodically reporting on matters related to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees;

  •
  developing and recommending governance principles applicable to the Company; and

  •
  overseeing the evaluation of the Board of Directors and management.

        The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for membership on the Board of Directors and should be addressed to our Chief Financial Officer at VIVUS, Inc., 1172 Castro Street,

Mountain View, CA 94040. In addition, procedures for stockholder direct nomination of directors are discussed in detail in our bylaws, which can be provided to you upon written request. The Nominating and Governance Committee will consider a director candidate recommended by our stockholders in the same manner as a nominee recommended by a member of the Board of Directors, management or other sources.

        The Nominating and Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee intends to regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee plans to consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards discussed below and seeks to achieve a balance of knowledge, experience and skill on the Board of Directors.

        The Nominating and Governance Committee will use a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. The Nominating and Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board of Directors as follows:

  •
  possession of the highest professional and personal ethics and values;

  •
  the ability to think and act independently;

  •
  broad experience at the policy-making level in business, health care, education, or government;

  •
  a commitment to enhancing stockholder value and providing insight and practical wisdom based on experience;

  •
  service on other boards of public companies should be limited to a number that permits a director, given each director's individual circumstances, to perform responsibly, all director duties; and

  •
  each director must represent the interests of our stockholders.

        While the Company does not have a formal policy on director diversity, the Board of Directors and the Nominating and Governance Committee also consider diversity when reviewing the composition of the Board of Directors and considering the slate of nominees for annual election to the Board of Directors and the appointment of individual directors to the Board of Directors. In this context, diversity factors include without limitation experience, specialized expertise, geographic location, cultural background and gender. Diversity factors are then considered with other factors by our Nominating and Governance Committee in the context of an assessment of the perceived needs of our Board of Directors on an annual basis or at a particular point in time.

        After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated to the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating and Governance Committee.

 Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of directors Casamento, Logan and Shortliffe. None of the members of our Compensation Committee during 2010 is currently or has been, at any time since our formation, one of our officers or employees. During 2010, no executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of our Compensation Committee during 2010 currently has or has had any relationship or transaction with a related person requiring disclosure pursuant to Item 404 of Regulation S-K.

Stockholder Communications to Directors

        Stockholders may communicate directly with our Board of Directors by sending a letter addressed to:

Chief Financial Officer
VIVUS, Inc.
1172 Castro Street
Mountain View, CA 94040

        Our Chief Financial Officer will ensure that a summary of all communications received is provided to the Board of Directors at its regularly scheduled meetings. Stockholders who would like their submission directed to a member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate. Where the nature of a communication warrants, the Chief Financial Officer may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, management or independent advisors, as the Chief Financial Officer considers appropriate. The Chief Financial Officer may decide, in the exercise of his judgment, whether a response to any stockholder communication is necessary.

Code of Ethics

        The Board of Directors has adopted a Code of Ethics which is applicable to all of our employees, including our principal executive officer and senior financial officer. The Code of Ethics may be found on our website at www.vivus.com. The Company will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics, including the name of the person to whom the waiver was granted, on our website on the Investor Relations page.

EXECUTIVE OFFICERS

        The following table and the biographical information that follows it set forth information as of April 25, 2011 regarding our executive officers:

Name	Age	Position
Leland F. Wilson	67	Chief Executive Officer and Director
Peter Y. Tam	47	President and Director
Timothy E. Morris	49	Senior Vice President, Finance and Chief Financial Officer
Michael P. Miller	54	Senior Vice President and Chief Commercial Officer
Guy P. Marsh	57	Vice President, U.S. Operations and General Manager
Wesley W. Day, Ph.D.	48	Vice President, Clinical Development
Lee B. Perry	60	Vice President and Chief Accounting Officer
John L. Slebir	46	Vice President, General Counsel

        The biographical information of Messrs. Wilson and Tam is set forth above under Proposal No. 1, "Election of Directors."

        Timothy E. Morris joined VIVUS in November 2004. He currently serves as the Company's Senior Vice President, Finance and Chief Financial Officer. From September 2001 to November 2004, Mr. Morris served as Chief Financial Officer and Senior Vice President of Finance & Administration at Questcor Pharmaceuticals, Inc., a specialty pharmaceutical company. Mr. Morris holds a B.S. degree in Business with an emphasis in Accounting from California State University, Chico and is a certified public accountant.

        Michael P. Miller has served as the Company's Senior Vice President and Chief Commercial Officer since April 2010. From February 2006 to April 2010, Mr. Miller served as a Vice President & Franchise Head of Genentech, Inc., a biotechnology company and wholly owned subsidiary of The Roche Group. From January 2003 to December 2005, Mr. Miller served as the Senior Vice President, Chief Commercial Officer of Connetics Corporation, a specialty pharmaceutical company acquired by Steifel Laboratories, Inc. Mr. Miller holds a B.S. in Business Administration and Finance from the University of San Francisco and an M.B.A. in Information and Computer Systems from San Francisco State University.

        Guy P. Marsh has served as the Company's Vice President of U.S. Operations and General Manager since July 2000. From 2001 until the sale of our MUSE product in 2010, Mr. Marsh was responsible for U.S. Sales and Marketing of MUSE. Mr. Marsh holds a B.S. in Engineering from New Jersey Institute of Technology and an M.B.A. from Seton Hall University.

        Wesley W. Day, Ph.D. has served as the Company's Vice President, Clinical Development since November 2005. From September 2003 until October 2005, Dr. Day served as Senior Director—Safety and Risk Management at Pfizer Inc., a research-based global pharmaceutical company. Dr. Day holds a Ph.D. in Pharmacology and Toxicology from the University of Maryland at Baltimore and a B.S. from the University of Texas Pan American. Dr. Day is an Adjunct Associate Professor for the School of Pharmacy at the University of Maryland at Baltimore where he has held an adjunct appointment since 1995. He has also been an Adjunct Assistant Professor for Temple University in Philadelphia, Pennsylvania.

        Lee B. Perry has served as the Company's Vice President and Chief Accounting Officer since February 2007. From March 2005 to February 2007, Mr. Perry served as our Senior Director, Finance. From May 2002 to March 2005, Mr. Perry served as Senior Director of Finance at Questcor

Pharmaceuticals, Inc. Mr. Perry holds a B.A. in Economics from San Diego State University and is a certified public accountant.

        John L. Slebir, Esq. served as the Company's General Counsel since September 2009 on a part-time basis. In January 2011, he was appointed to Vice President, General Counsel on a full-time basis. From March 1999 to January 2011, Mr. Slebir served as an attorney at Wilson Sonsini Goodrich & Rosati, P.C., specializing in corporate securities and corporate governance. Prior to joining Wilson Sonsini Goodrich & Rosati, P.C., Mr. Slebir was an attorney at two prominent Bay Area law firms specialized in insurance defense litigation. Mr. Slebir holds a B.A. in Communications from San Diego State University and a J.D. from Santa Clara University School of Law.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of our Board of Directors shall not be deemed "filed" with the SEC or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

        The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2010 with our management. In addition, the Audit Committee has discussed with Odenberg, Ullakko, Muranishi & Co. LLP, our independent registered public accounting firm, or the "Auditors", and auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

        The Audit Committee also has received the written disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the Auditors' communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors' independence.

        Based on the Audit Committee's review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K.

                      AUDIT COMMITTEE
                      OF THE BOARD OF DIRECTORS

                      Mark B. Logan, Chairman
                      Charles J. Casamento
                      Linda M. Dairiki Shortliffe, M.D.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

        We compensate our executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. Executive officer compensation is designed to attract, retain, reward and motivate the officers and to align the Company's performance with the long-term interests of our stockholders.

        Our compensation programs are designed to:

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  provide compensation that is competitive in the market in which we compete for employees;

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  reward employees for performance;

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  share the risks and rewards of our business with our employees;

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  align the interests of our employees with the interests of our stockholders; and

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  compensate our employees in a manner that is efficient and affordable for the Company.

        In determining the compensation for our executive officers, we consider a number of factors, including information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States. We also consider the seniority level of the employee, the geographical region in which the employee resides and the employee's overall performance and contribution to the Company. Especially with respect to the compensation of our Chief Executive Officer and our Chief Financial Officer, we also consider the Company's performance and the anticipated difficulty of replacing the executive officer with someone of comparable experience and skill.

        For example, we considered a number of factors in setting the 2010 compensation for our Chief Executive Officer and our Chief Financial Officer, including the status and result of our New Drug Application, or NDA, to the U.S. Food and Drug Administration, or FDA, for our investigational drug candidate QNEXA for the treatment of obesity; the submission of our Marketing Authorisation Application, or the MAA, to the European Medicines Agency, or the EMA, to obtain marketing approval in the European Union, or the EU, for QNEXA as a treatment for obesity; the status and results of our drug development programs for our investigational drug candidates, avanafil for the treatment of erectile dysfunction and QNEXA for the treatment of sleep apnea; the preparation for the commercial launch of QNEXA as a treatment for obesity, including the manufacture of QNEXA launch product and the hiring of key personnel for the QNEXA sales and marketing team, and the lesser goal of ensuring adequate capital to fund our drug development and commercialization plan. Accordingly, we increased the base salary of our Chief Executive Officer and our Chief Financial Officer's compensation by 4.29% and 5%, respectively, in 2010. In addition, our Chief Executive Officer and Chief Financial Officer were entitled to receive cash bonuses of up to 50% and 35% of their base salaries, respectively, if certain corporate objectives were achieved for 2010.

        The cash bonus plan for executives included several corporate objectives. The Company succeeded in meeting 50% of its corporate objectives, having failed to achieve the goals of a favorable vote of the Advisory Committee of the FDA for QNEXA as a treatment of obesity and the approval of the QNEXA NDA. However, the Company was successful in achieving all of the remaining corporate objectives, including the submission of the MAA for QNEXA. In addition, the Company was successful in closing the sale of its MUSE-related assets in 2010. Accordingly, the Compensation Committee elected to pay the cash bonuses for 2010 at 50% of the maximum potential.

Compensation Components

        Our Compensation Committee relies on experience with other companies in our industry and, with respect to the Company's executive officers, third party industry compensation surveys and internally generated comparisons of a number of elements to total compensation against peer group companies, or the Peer Group, to determine the portion of our employees' compensation to be based on base salary, performance-based cash bonuses and performance-based equity awards. We believe that a larger portion of our executive officers' compensation should be based on performance than our lower level personnel. Consistent with our compensation philosophy, we have structured each element of our compensation program as described below.

        We design our base pay to provide the essential reward for an employee's work. Once base pay levels are determined, increases in base pay are provided to recognize an employee's specific performance achievements and contributions.

        We also utilize cash bonuses that allow us to remain competitive with other companies while providing additional compensation for an employee's outstanding results and for the achievement of corporate objectives.

        We utilize equity-based compensation, primarily time-based stock options, to ensure that we have the ability to retain personnel over a longer period of time and to provide employees with a form of reward that aligns their interests with those of our stockholders. Our employee stock options typically vest over a period of four years, which provides the necessary long-term incentive to our personnel as they work on multi-year drug development and commercialization programs. Employees whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation.

        Core benefits, such as our basic health benefits, 401(k) program and life insurance, are designed to provide support to employees and their families and to be competitive with other companies in our industry.

        For 2010, the Compensation Committee chose a group of 16 companies to include in the Peer Group based on their similarity to the Company in terms of industry focus, stage of development, pharmaceutical assets, business strategy, and the geographical location of the talent pool with which the Company competes. The market data for the Peer Group was drawn from publically available documents and the annual Radford Global Life Sciences Survey. The Compensation Committee also included in the Peer Group companies that the Company competes for talent and that more closely resemble the group of companies that the Company would use for measuring relative financial performance for annual incentive cash payments. For 2010 and continuing into 2011, the Peer Group consists of the following companies:

Affymax, Inc.	Medivation, Inc.
Arena Pharmaceuticals, Inc.	Onyx Pharmaceuticals, Inc.
Biomarin Pharmaceutical Inc.	Orexigen Therapeutics, Inc.
Exelixis Inc.	PDL BioPharma, Inc.
Geron Corporation	Rigel Pharmaceuticals, Inc.
Isis Pharmaceuticals, Inc.	Seattle Genetics, Inc.
Jazz Pharmaceuticals, Inc.	Theravance, Inc.
MannKind Corporation	XenoPort, Inc.

        Given that in some cases the Peer Group companies do not have similar titles and positions as certain of the Company's executive officers, the Compensation Committee expanded the comparison beyond the Peer Group companies. For our Senior Vice President, Chief Commercial Officer, we added Questcor Pharmaceuticals, Inc. For our Vice President and Chief Accounting Officer, we added

Avanir Pharmaceuticals, Inc., Cell Therapeutics, Inc., Corcept Therapeutics, Inc. and Spectrum Pharmaceuticals, Inc. These additional companies were considered part of the Peer Group for these particular executive officers.

        The data on the compensation practices of the Peer Group is gathered by our searches of publicly available information. Due to the variations between companies reporting the individual and roles for which compensation is disclosed, directly comparable information is not available from each peer company with respect to each of our named executive officers. In considering the Peer Group compensation data, the Compensation Committee recognizes that executives at different companies can play significantly different roles, with different responsibilities and scope of work, even though they may hold similar titles or positions. Moreover, it is not always possible to determine the respective qualitative factors that may influence compensation from the publically reported compensation data, such as scope of each executive officer's responsibilities, their performance during the period under consideration or their perceived importance to their companies' business, strategy and objectives. Accordingly, the Compensation Committee looked to information about the Peer Group as one of a number of considerations in establishing executive compensation levels (as described in more detail below). In determining compensation for our named executive officers, the Compensation Committee reviewed both Peer Group information and market data from the annual Radford Global Life Sciences Survey of compensation practices. This survey consists of over 500 public and private biotechnology companies. We used the combined results of these two sources and the collective experience of the members of our Compensation Committee and executive management to establish our compensation practices.

        Consistent with this philosophy, we have structured each element of our compensation package as follows:

Base Salary

        We determine our executive salaries based on job responsibilities and individual experience, and we benchmark the amounts we pay against comparable competitive market compensation for similar positions within our Peer Group and industry as well as the geographical area in which the employee resides. Specifically, we utilize information obtained from our comparison of Peer Group compensation data and the annual Radford Global Life Sciences Survey. Our Compensation Committee reviews the salaries of our executives annually, and our Compensation Committee grants increases in salaries based on individual performance during the prior calendar year provided that any increases are within the guidelines determined by the Compensation Committee for each position. Guidelines are adjusted and modified on an annual basis based on information obtained from our comparison of Peer Group compensation data, the annual Radford Global Life Sciences Survey as well as from our Compensation Committee's and management's experience and general employment market conditions for our industry.

Cash Bonuses

        We award cash bonuses to our executive officers based on our overall corporate performance and achievement of general corporate performance objectives established by our Board of Directors. The cash bonuses are discretionary and subjective and are based upon an end of the year assessment by the Compensation Committee. The corporate performance and achievement of corporate objectives determines the percent of the eligible cash bonus to be paid to each executive officer. Each executive officer's individual performance is reviewed to determine how such executive officer's performance contributed to our overall corporate performance and achievement of general corporate performance objectives. The Compensation Committee uses this information to determine the executive officer's cash bonus award.

        For 2010, our primary focus was our investigational drug development programs for QNEXA for the treatment of obesity and avanafil for the treatment of erectile dysfunction. The majority of the corporate performance objectives for 2010 were based on a successful Advisory Committee meeting and ultimate approval of the QNEXA NDA, as well as our goal to file the MAA with the EMA for market approval of QNEXA in the EU. Our primary clinical development goals for avanafil included completion of enrollment in our Phase 3 clinical study TA-303 and achievement of positive data for our TA-302 and TA-314 studies. The goal related to a favorable vote of the Advisory Committee was not achieved, and FDA approval of QNEXA has been delayed. We did, however, successfully file our MAA, and we successfully achieved the goals related to avanafil. In addition, we had significant accomplishments that were not part of the original corporate goals: the sale of our MUSE-related assets and the repayment of long-term debt obligations as well as positive clinical trial results from our two-year study of QNEXA for the treatment of obesity. The Compensation Committee also determined that our Chief Executive Officer would be eligible to receive a maximum cash bonus of up to 50% of his base salary, our President would be eligible to receive a maximum cash bonus of up to 40% of his base salary, our Chief Financial Officer and Senior Vice Presidents would be eligible to receive a maximum cash bonus of up to 40% of their base salaries and that our Vice Presidents would be eligible to receive maximum cash bonuses of up to 35% of their base salaries. Based on the achievements in 2010, the Compensation Committee determined that 50% of the eligible cash bonus percentages would be paid for 2010. Accordingly, based on the contributions of our Chief Executive Officer, President and Chief Financial Officer to the corporate performance and achievement of the corporate performance objectives, the Compensation Committee awarded cash bonuses to our Chief Executive Officer, President and Chief Financial Officer equal to 26%, 20% and 20% of their base salary compensation, respectively. For 2011, the Compensation Committee determined that our Chief Executive Officer, President, Chief Financial Officer and Senior Vice Presidents and Vice Presidents would be eligible to receive maximum cash bonuses of up to 52%, 45%, 40% and 35% of their base salaries, respectively.

        Cash bonuses are awarded on a discretionary and subjective basis, and the Compensation Committee may modify, eliminate or adjust corporate objectives at any time, thereby ensuring that employees are compensated for performance.

Equity Compensation

        We award equity compensation to our executive officers based on the performance of the executive officer and guidelines related to each employee's position in the Company. We determine our stock option guidelines based on information derived from our Compensation Committee's and management's experience and, with respect to our executive officers, an internally generated comparison of companies and third party survey of companies in our industry. Specifically, we utilize the results of our comparison of Peer Group compensation data and the annual Radford Global Life Sciences Survey to modify and adjust our stock option guidelines. We typically base awards to newly hired employees on these guidelines and we base our award decisions for continuing employees on these guidelines as well as an employee's performance for the prior fiscal year. In determining the amount of awards, we generally do not consider an employee's current equity ownership in the Company or the prior awards that are fully vested. Rather, we evaluate each employee's awards based on the factors described above and competitive market factors in our industry.

        Our stock option awards typically vest over a four-year period subject to the continued service of the employee to the Company. Twenty-five percent (25%) of the shares typically vest on the first anniversary of the option award, with the remaining shares vesting monthly in equal amounts over the remainder of the vesting period. We believe this vesting arrangement encourages our employees to continue service to the Company for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

  Timing of Equity Awards

        Our Compensation Committee typically makes award decisions for employees at its first meeting in each fiscal year. We believe annual awards at this time allow the Compensation Committee to consider a number of factors related to the option award decisions, including corporate performance for the prior fiscal year, employee performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired employees, our practice is typically to make stock grants at the first meeting of the Compensation Committee following the employee's hire date. We do not plan or time our stock option grants in coordination with the release of material non-public information for the purpose of affecting the value of executive compensation.

  Allocation of Equity Compensation

        In 2010, we granted stock options to purchase 1,729,135 shares of our Common Stock, of which stock options to purchase a total of 1,030,000 shares were awarded to executives, representing 60% of all awards in 2010. Our Compensation Committee does not apply a formula for allocating stock options to executive officers. Instead, our Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executives and the total number of options to be granted in the fiscal year.

  Type of Equity Awards

        Under our 2010 Equity Incentive Plan, we may issue incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations' employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations' employees and consultants. The primary form of equity compensation that we award consists of incentive and non-qualified stock options.

        Under our 2010 Equity Incentive Plan, we may issue restricted stock units. A restricted stock unit is a bookkeeping entry representing the equivalent of one share of Common Stock. A holder of restricted stock units has no voting or dividend rights. The Administrator will set vesting criteria in its discretion. Restricted stock units, when vested, may be settled by distributing shares of Common Stock, cash or a combination thereof. The recipient of restricted stock units may pay all projected withholding taxes relating to the award with shares of Common Stock rather than cash.

Retirement Savings Plan

        We maintain a 401(k) retirement savings plan for the benefit of our eligible employees. Employees may elect to contribute their compensation up to the statutorily prescribed limit. We currently match employee contributions up to a maximum of 4% of an employee's salary per pay period. In 2010, the employer-match contribution limit was $9,800 per employee.

Employment Agreement

        On December 19, 2007, the Compensation Committee approved an employment agreement, or the Employment Agreement, with Leland F. Wilson, the Company's Chief Executive Officer. The Employment Agreement replaces the original letter of employment and the Change of Control Agreement entered into between the Company and Mr. Wilson on June 14, 1991 and May 12, 2000, respectively. The Employment Agreement had an initial term of two years commencing on the effective date, June 1, 2007, or the Effective Date. On January 23, 2009, the Compensation Committee approved an amendment to the Employment Agreement, or the Amendment, which amends the Employment Agreement. Pursuant to the Amendment, the initial term of the Employment Agreement was increased from two to three years commencing on June 1, 2007 and other relevant dates were also extended to reflect the three-year initial term. On January 21, 2011, the Compensation Committee approved the second amendment to Mr. Wilson's Employment Agreement. Pursuant to the second amendment, the initial term of the Employment Agreement is increased to four years commencing on June 1, 2007. The Employment Agreement will automatically renew for a period of one year following the initial term unless either the Company or Mr. Wilson provide written notice of non-renewal at least 90 days prior to the end of the initial term. The Employment Agreement was entered into in part to ensure compliance with recently issued regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code. The terms of the Employment Agreement, as amended to date, include:

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  A base salary of $515,000 per year, subject to annual review and subsequently adjusted by the Compensation Committee to $680,813 for 2010;

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  Eligibility to receive an annual cash incentive payment for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with an incentive target of not less than 45% of Mr. Wilson's base salary, which has been subsequently increased by the Compensation Committee to 52% for 2011;

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  Eligibility to receive annual performance grants under the Company's stock option performance program, with any determinations relating to such grants to be made in the sole discretion of the Board of Directors or the Compensation Committee;

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  In the event that the Employment Agreement is not renewed, or if Mr. Wilson's employment with the Company is terminated without cause or if Mr. Wilson resigns for good reason (as those terms are defined in the Employment Agreement), other than as a result of a change of control (as defined in the Employment Agreement), and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 15 months of Mr. Wilson's base salary, as in effect at the time of termination; (ii) a lump sum payment equal to the pro-rated amount of Mr. Wilson's target annual incentive for the year in which termination occurs; (iii) up to 12 months of reimbursement for premiums paid for COBRA coverage and (iv) full acceleration with respect to Mr. Wilson's outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board of Directors;

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  In the event that Mr. Wilson's employment with the Company is terminated without cause or resignation for good reason in connection with a change of control, and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 24 months of Mr. Wilson's base salary, as in effect at the time of termination; (ii) a lump sum payment equal to 200% of Mr. Wilson's target annual incentive for the year in which termination occurs; (iii) up to 24 months of reimbursement for premiums paid for COBRA coverage; (iv) outplacement services with a total value not to exceed $20,000; and (v) full acceleration with respect to Mr. Wilson's outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board of Directors;

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  In the event that Mr. Wilson's employment with the Company is terminated voluntarily by Mr. Wilson due to his retirement and subject to Mr. Wilson signing a release of claims in favor of the Company, the payment of (i) a lump sum payment equal to 21 months of Mr. Wilson's base salary, as in effect at the time of retirement; (ii) a lump sum payment equal to 100% of the average annual incentive received by Mr. Wilson over the three year period prior to his retirement; (iii) up to 12 months of reimbursement for premiums paid for COBRA coverage and (iv) full acceleration with respect to Mr. Wilson's outstanding unvested equity awards with an exercise period equal to the later of 12 months from termination of employment or 12 months from termination of service from the Board of Directors;

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  An agreement by Mr. Wilson not to solicit for employment any employee of the Company other than with the Company, not to compete with the Company and not to disparage the Company, in each case during the term of his employment with the Company or until such time as he is no longer receiving payments with respect to his base salary from the Company; and

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  The reimbursement by the Company of reasonable and actual legal expenses incurred by Mr. Wilson in connection with the negotiation, preparation and execution of the Employment Agreement.

Change of Control Benefits

        Our executive officers, including our Chief Financial Officer, have agreements that provide for certain benefits in the event of a change in control. In addition, our Chief Executive Officer's employment agreement outlined above also provides for certain benefits in the event of a change in control.

        On December 19, 2007, the Compensation Committee approved change of control and severance agreements, each hereafter referred to as a Change of Control Agreement, for Peter Y. Tam, the Company's President; Timothy E. Morris, the Company's Senior Vice President, Finance and Chief Financial Officer; Wesley W. Day, Ph.D., the Company's Vice President, Clinical Development; Lee B. Perry, the Company's Vice President and Chief Accounting Officer; and Guy P. Marsh, the Company's Vice President, U.S. Operations and General Manager, each, along with John L. Slebir and Michael P. Miller referred to below, hereafter referred to as an Executive. The new agreements replace existing change of control agreements with each Executive. The Change of Control Agreements were approved in part to ensure compliance with the regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code.

        On October 30, 2009, the Compensation Committee approved a Change of Control Agreement for John L. Slebir, the Company's Vice President, General Counsel. The Change of Control Agreement was approved in part to ensure compliance with recently issued regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code.

        On April 30, 2010, the Compensation Committee approved a Change of Control Agreement for Michael P. Miller, the Company's Senior Vice President and Chief Commercial Officer. The Change of Control Agreement was approved in part to ensure compliance with recently issued regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code.

        The Change of Control Agreements provide that if an Executive's employment with the Company is terminated by the Company without cause or by the Executive for good reason within 24 months after a change of control (as such term is defined in the Change of Control Agreement) of the Company, the Executive will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the Executive's termination until the date 24 months after the effective date of the termination, or for purposes of this paragraph only, the Severance Period, equal to the monthly salary the Executive was receiving immediately prior to the change of control; (ii) monthly severance payments during the Severance Period equal to one-twelfth of the Executive's target bonus (as such term is defined in the Change of Control Agreement) for the fiscal year in which the termination occurs for each month in which severance payments are made to the Executive pursuant to (i) above; (iii) an additional pro-rated portion of the Executive's target bonus; (iv) up to 24 months of reimbursement for premiums paid for COBRA coverage and (v) outplacement services with a total value not to exceed $20,000.

        The Change of Control Agreements also provide that if an Executive's employment with the Company is terminated without cause (other than within 24 months after a change of control of the Company), the Executive will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the Executive's termination until the date that is three months after the effective date of termination or, for purposes of this paragraph only, the Severance Period, equal to the monthly salary the Executive was receiving immediately prior to the termination date; (ii) monthly severance payments during the Severance Period equal to one-twelfth of the Executive's target bonus for the fiscal year in which the termination occurs for each month in which severance payments are made to the Executive pursuant to (i) above; (iii) an additional pro-rated portion of the Executive's target bonus; (iv) up to three months of reimbursement for premiums paid for COBRA coverage and (v) outplacement services with a total value not to exceed $20,000, to be provided during the Severance Period. Mr. Miller's Severance Period for purposes of subsection (i) above has been increased from three months to 12 months in connection with his termination without cause during the first 24 months of his employment with the Company.

        The Change of Control Agreements for our Executives also provide for the automatic vesting in full of all outstanding stock options held by the Executives upon the close of a change of control.

        Because of the so-called "parachute" tax imposed by the Internal Revenue Code Section 280G, we limit the change of control benefits of our other executive officers such that no taxes will be imposed under Section 280G. For our Chief Executive Officer, we have agreed that his severance benefits will be either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Chief Executive Officer on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. We believe that providing our executives with these benefits is in the best interests of our stockholders because change of control benefits help reduce the potential reluctance of our executive officers to pursue certain change of control transactions that create employment uncertainty. A table showing potential payments upon termination or change of control of our named executive officers is set forth herein on page 39.

Perquisites and Other Benefits

        We annually review the perquisites that our executive officers receive. We provide a long-term disability policy for our Chief Executive Officer.

Compensation Process

        The Compensation Committee reviews and approves the salaries and incentive compensation of the Company's executive officers, directors and the remainder of the Company's personnel, including all new hire grants to employees. In addition, the Compensation Committee approves stock option grants for all employees as part of the Company's annual performance review process. The agenda for meetings of the Compensation Committee are prepared by the Chief Executive Officer and/or Chief Financial Officer, with final approval by the Compensation Committee Chairman. The Company's Chief Executive Officer, Chief Financial Officer, and General Counsel attend the meetings of the Compensation Committee, but the Chief Executive Officer, the Chief Financial Officer and the General Counsel do not participate in deliberations relating to his own compensation. In rendering its decisions, the Compensation Committee considers the recommendations of the Chief Executive Officer, with input by the Chief Financial Officer and the General Counsel, the information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States and its collective experience with other companies. The Compensation Committee generally reviews the performance and compensation of the Chief Executive Officer and Chief Financial Officer annually.

Our Compensation Committee also works with our Chief Executive Officer and Chief Financial Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs.

Effect of Accounting and Tax Treatment on Compensation Decisions

        We consider the anticipated accounting and tax implications to us and our executives of our compensation programs. Prior to 2006, the primary form of equity compensation that we awarded consisted of incentive and non-qualified stock options due to favorable accounting and tax treatment and the expectation among employees in our industry that they would be compensated through stock options. Beginning in 2006, the accounting treatment for stock options changed as a result of Financial Accounting Standards No. FAS 123R, or FAS 123(R), Share-Based Payment, as codified in FASB ASC topic 718, Compensation—Stock Compensation, or ASC 718, potentially making the accounting treatment of stock options less attractive. As a result, we assessed the desirability of various alternatives to stock options but determined to continue to grant stock options as the primary form of equity compensation.

        Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next four most highly compensated executive officers, unless certain specific criteria are satisfied. From time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, therefore, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Executive Time Off

        All of our full-time employees, including our executive officers, receive up to six weeks of vacation each year, based upon the length of service. Unused vacation carries over to the following year and may accumulate up to three weeks at any time. Upon termination, all employees are paid their accrued benefit that existed as of the date of such termination. Additionally, employees receive two personal days and eight sick days each year that expire if unused as of the date of termination or the end of the calendar year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      COMPENSATION COMMITTEE OF THE
                      BOARD OF DIRECTORS

                      Charles J. Casamento, Chairman
                      Mark B. Logan
                      Linda M. Dairiki Shortliffe, M.D.

        The following table presents information for our fiscal year ended December 31, 2010 concerning the total compensation paid to or accrued for our Chief Executive Officer, Chief Financial Officer and each of our four other most highly compensated executive officers. We refer to these executive officers as our "named executive officers" below.

2010 Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus ($)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(3)	Total ($)
Leland F. Wilson	2010	$680,813	—	—	$1,594,532	$177,000	$10,739	$2,463,084
Chief Executive Officer	2009	612,721	—	—	1,190,574	266,063	10,739	2,080,097
and Director	2008	549,192	—	—	971,121	185,625	10,139	1,716,077
Peter Y. Tam	2010	477,154	—	—	566,233	95,430	9,800	1,148,617
President and Director	2009	384,204	—	—	1,645,986	159,051	9,800	2,199,041
	2008	313,607	—	—	535,933	83,078	9,200	941,818
Timothy E. Morris	2010	391,393	—	—	452,986	78,278	9,800	932,457
Senior Vice President,	2009	346,835	—	—	512,727	117,131	—	976,693
Finance and Chief Financial Officer	2008	311,597	—	—	535,933	81,910	—	929,440
Michael P. Miller	2010	235,385	—	—	2,541,582	46,240	6,800	2,830,007
Senior Vice President	2009	—	—	—	—	—	—	—
and Chief Commercial Officer	2008	—	—	—	—	—	—	—
Guy P. Marsh	2010	310,991	—	—	339,740	62,198	9,800	722,729
Vice President, U.S.	2009	307,055	—	—	256,364	103,664	9,800	676,883
Operations and General Manager	2008	279,737	—	—	357,289	73,520	9,200	719,746
Wesley W. Day, Ph.D.	2010	306,224	—	—	226,494	53,589	9,800	596,107
Vice President, Clinical	2009	304,754	—	—	256,364	88,164	9,800	659,082
Development	2008	279,493	—	—	357,289	62,975	9,200	708,957

(1)
The amounts in this column include payments in respect of accrued vacation, holidays and sick days.

(2)
The amounts included in the "Option Awards" column do not reflect compensation actually received by the named executive officer but represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. See also the 2010 Grants of Plan-Based Awards table below for information on option awards made in 2010.

(3)
Includes (i) contributions made by the Company under its 401(k) Plan in the amounts of $9,800 per person on behalf of Messrs. Wilson, Tam, Morris, Marsh and Dr. Day, respectively, and $6,800 on behalf of Mr. Miller; and (ii) a premium for long term disability insurance in the amount of $939 each year in 2010, 2009, and 2008 on behalf of Mr. Wilson.

 2010 Grants of Plan Based Awards

        The following table provides information with regard to each grant of an award made to a named executive officer under any plan during the fiscal year ended December 31, 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					Number of Securities Underlying Options(#)(2)	Exercise or Base Price of Option Awards($/Sh)(3)	Grant Date Fair Value of Option Awards($)
Name	Grant Date	Threshold	Target	Maximum
Leland F. Wilson	1/21/10	$153,183	$229,774	$306,366	300,000	$8.91	$1,594,532
Peter Y. Tam	1/22/10	83,502	125,253	167,004	100,000	8.91	566,233
Timothy E. Morris	1/22/10	68,494	102,741	136,988	80,000	8.91	452,986
Michael P. Miller	4/30/10	59,500	89,250	119,000	400,000	10.19	2,541,582
Guy P. Marsh	1/22/10	54,423	81,635	108,847	60,000	8.91	339,740
Wesley W. Day, Ph.D.	1/22/10	45,934	68,900	91,867	40,000	8.91	226,494

(1)
Reflects the minimum, target and maximum values of cash bonus award to the named executive officers in 2010. The cash bonus award amounts actually paid to the named executive officers in 2010 are shown in the Summary Compensation Table for 2010 under the heading "Non-Equity Incentive Plan Compensation." Please refer to "Compensation Discussion and Analysis" above for a description of the cash bonus compensation.

(2)
The stock options granted in 2010 are generally exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional one forty-eighth of the total number of option shares becoming exercisable at the end of each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Each of these options expires 10 years from the date of grant.

(3)
Options are granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant.

 Outstanding Equity Awards at Fiscal Year-End

        The following table presents certain information concerning the outstanding equity awards held as of December 31, 2010 by each named executive officer.

	Option Awards
	Number of Securities Underlying Unexercised Options(1)
			Option Exercise Price(2)	Option Expiration Date(3)
Name	Exercisable	Unexercisable
Leland F. Wilson	50,315	—	2.95	4/18/2015
	70,000	—	3.13	1/30/2016
	250,000	—	3.73	8/23/2015
	100,000	—	4.00	1/20/2013
	100,000	—	4.15	1/24/2015
	489,583	10,417	4.25	1/29/2017
	100,000	—	4.58	1/26/2014
	—	—	4.8438	1/19/2010
	218,750	81,250	6.05	1/25/2018
	100,000	—	8.08	1/21/2012
	239,583	260,417	4.23	1/23/2019
	—	300,000	8.91	1/22/2020
Peter Y. Tam	35,000	—	3.13	1/30/2016
	5,000	—	3.40	7/16/2011
	30,000	—	3.49	10/25/2012
	80,000	—	3.73	8/23/2015
	26,250	—	4.00	1/20/2013
	35,000	—	4.15	1/24/2015
	97,916	2,084	4.25	1/29/2017
	35,000	—	4.53	7/19/2014
	35,000	—	4.58	1/26/2014
	109,375	40,625	6.05	1/25/2018
	17,500	—	8.08	1/21/2012
	119,791	130,209	4.23	1/23/2019
	58,333	141,667	7.90	10/30/2019
	—	100,000	8.91	1/22/2020
Timothy E. Morris	4,358	—	4.15	1/24/2015
	97,916	2,084	4.25	1/29/2017
	200,000	—	5.67	11/9/2014
	109,375	40,625	6.05	1/25/2018
	95,833	104,167	4.23	1/23/2019
	—	80,000	8.91	1/22/2020
Michael P. Miller	—	400,000	10.19	4/30/2020
Guy P. Marsh	2,188	—	3.13	1/30/2016
	31,251	2,084	4.25	1/29/2017
	31,250	27,084	6.05	1/25/2018
	47,916	52,084	4.23	1/23/2019
	—	60,000	8.91	1/22/2020
Wesley W. Day, Ph. D.	3,400	—	3.13	1/30/2016
	60,000	—	3.28	5/9/2016
	68,541	1,459	4.25	1/29/2017
	72,916	27,084	6.05	1/25/2018
	47,916	52,084	4.23	1/23/2019
	—	40,000	8.91	1/22/2020

(1)
Stock options outstanding are generally exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional one-forty-eighth of the total number of option shares becoming exercisable at the end of each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)
Options are granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant.

(3)
These options generally expire 10 years from the date of grant.

2010 Option Exercises

        The following table shows the number of shares acquired pursuant to the exercise of options by each named executive officer during the fiscal year ended December 31, 2010 and the aggregate dollar amount realized by the named executive officer upon exercise of the option.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Leland F. Wilson	170,000	$844,106
Peter Y. Tam	27,500	$141,941
Timothy E. Morris	26,250	$237,126
Michael P. Miller	—	—
Guy P. Marsh	—	—
Wesley W. Day, Ph.D.	60,000	$376,404

(1)
The aggregate dollar amount realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our Common Stock underlying that option on the date of exercise, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of exercise, and the aggregate exercise price of the option.

Potential Payments Upon Termination or Change of Control for each Named Executive Officer

Executive benefits and payments upon termination:	Involuntary termination not for cause not following a change of control	Involuntary termination not for cause following a change of control	Death or Disability	Retirement
Leland F. Wilson(1)
Base salary	$851,016	$1,361,626	$—	$1,191,423
Bonus	306,366	919,098	177,000	209,563
Medical continuation	30,000	60,000	30,000	30,000
Outplacement services(2)	—	20,000	—	—
Value of accelerated stock options(3)	1,799,628	1,799,628	1,799,628	1,799,628
Peter Y. Tam
Base salary	119,289	954,308	—	—
Bonus	208,755	501,012	—	—
Medical continuation	7,500	60,000	—	—
Outplacement services(2)	20,000	20,000	—	—
Value of accelerated stock options(3)	—	1,069,070	—	—
Timothy E. Morris
Base salary	97,848	782,786	—	—
Bonus	171,234	410,963	—	—
Medical continuation	7,500	60,000	—	—
Outplacement services(2)	20,000	20,000	—	—
Value of accelerated stock options(3)	—	717,763	—	—
Michael P. Miller
Base salary	340,000	680,000	—	—
Bonus	109,083	317,333	—	—
Medical continuation	7,500	60,000	—	—
Outplacement services(2)	20,000	20,000	—	—
Value of accelerated stock options(3)	—	20,488	—	—
Guy P. Marsh
Base salary	77,748	621,980	—	—
Bonus	136,058	326,540	—	—
Medical continuation	7,500	60,000	—	—
Outplacement services(2)	20,000	20,000	—	—
Value of accelerated stock options(3)	—	395,901	—	—
Wesley W. Day, Ph.D.
Base salary	76,556	612,448	—	—
Bonus	114,834	275,602	—	—
Medical continuation	7,500	60,000	—	—
Outplacement services(2)	20,000	20,000	—	—
Value of accelerated stock options(3)	—	383,501	—	—

(1)
Leland F. Wilson has an employment agreement. Please see "Compensation Discussion and Analysis—Employment Agreement" for details.

(2)
Represents the aggregate value of reimbursable services from a third party firm. Such services may include, but are not limited to, transition advice, business coaching and career management advice.

(3)
Represents the aggregate value of the acceleration of vesting of the executive's unvested stock options based on the spread between the closing price of our Common Stock on December 31, 2010 of $9.37 and the exercise price of the stock options. Aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of our stock on December 31, 2010.

 Compensation of Directors

        The following table sets forth the compensation paid by us during the fiscal year ended December 31, 2010 to our non-executive officer directors:

Name	Year	Fees Earned or Paid in Cash(1)	Option Awards(2)	All Other Compensation(3)	Total
Virgil A. Place, M.D.(4)	2010	$—	$—	$149,239	$149,239
Mark B. Logan*(5)	2010	128,713	202,410	—	331,123
Charles J. Casamento**(6)	2010	103,713	202,410	—	306,123
Linda M. Dairiki Shortliffe, M.D.	2010	93,713	202,410	—	296,123
Graham Strachan(7)	2010	36,238	150,263	—	186,501

*
Chair of Audit Committee and Chairman of the Board of Directors

**
Chair of Compensation Committee

(1)
In fiscal 2010, non-employee directors received $93,713 per annum, paid in equal quarterly installments. The Chairman of the Audit Committee received an additional $20,000 and each of the Chairman of the Board of Directors and Chairman of the Compensation Committee received an additional $15,000 for the performance of these duties on an annual basis.

(2)
The amounts included in the "Option Awards" column do not reflect compensation actually received by the non-employee directors but represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. On January 22, 2010, each then standing non-employee director received an option grant to purchase 25,000 shares of Common Stock. On June 25, 2010, each re-elected non-employee director received an option grant to purchase 8,000 shares of Common Stock. Each of these option grants is fully exercisable ratably over eight months. At fiscal year end, the aggregate number of option awards outstanding for each director was as follows: Mark B. Logan: 146,000; Charles J. Casamento: 98,000; Linda M. Dairiki Shortliffe, M.D.: 186,000; and Graham Strachan: 9,375.

(3)
In 2010, Dr. Place was paid $90,209 in salary and received $2,406 in contributions made by the Company under its 401(k) Plan. In 2010, Dr. Place received an option grant to purchase 10,000 shares and the grant date fair value computed in accordance with FASB ASC Topic 718 for this grant was $56,624. The grant date fair value amount of $56,624 is included in the "All Other Compensation" column but does not reflect compensation actually received by Dr. Place. The valuation assumptions used in determining the grant date fair value are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(4)
In 2010, Dr. Place was an executive officer (though not a named executive officer), who did not receive any additional compensation for services provided as a director. On April 30, 2010, Dr. Place resigned his position as an officer of the Company and as a member of the Board of Directors.

(5)
Includes cash compensation associated with chairing the Audit Committee and serving as Chairman of the Board of Directors.

(6)
Includes cash compensation associated with chairing the Compensation Committee effective May 1, 2010.

(7)
On April 30, 2010, Mr. Strachan resigned as a member of the Board of Directors. Includes cash compensation associated with chairing the Compensation Committee through April 30, 2010.

        For the fiscal year ended December 31, 2010, our non-employee directors, or Outside Directors, received $93,713 per annum, paid in equal quarterly installments, as well as reimbursement for expenses incurred in connection with attending board and committee meetings. The non-employee director serving as Chairman of the Audit Committee received an additional $20,000 and each of the Chairman of the Board of Directors and the Chairman of the Compensation Committee received an additional $15,000 for the performance of these duties in fiscal 2010.

        Each Outside Director is automatically granted a non-qualified option to purchase 32,000 shares of Common Stock upon the date on which such person first becomes a director with an exercise price equal to the fair market value of our Common Stock as of the date of grant, also called the Initial Option. Thereafter, each Outside Director is automatically granted a non-qualified option to purchase 8,000 shares on the date of each Annual Meeting of Stockholders, or the Subsequent Option, provided such director is re-elected and provided he or she has served as a director for at least six months as of such date. Initial Options granted under the 2010 Plan vest as to one-fourth of the shares on each anniversary date of grant over a period of four years so long as the optionee remains a director of the Company. Subsequent Options begin to vest at the rate of 12.5% per month following the date of grant so long as the optionee remains a director of the Company.

        Outside Directors are also eligible to receive additional stock option grants. In January 2010, the Board of Directors granted to each of the Outside Directors a non-qualified stock option to purchase an additional 25,000 shares of our Common Stock with an exercise price equal to the closing price of our Common Stock on the date of grant as reported on the NASDAQ. The foregoing grants vest at a rate of 12.5% per month on the first day of each month following the date of grant.

        Options granted under the 2010 Plan to Outside Directors have a term of ten years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the 2010 Plan. Such options are transferable by the optionee only in certain limited circumstances and each option is exercisable during the lifetime of the director only by such director or a permitted transferee.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of April 1, 2011 by (i) each person or entity who is known by us to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Five Percent Stockholders, Directors and Executive Officers	Beneficially Owned Stock(1) Number of Shares	Percent
Caxton International Limited(2)	7,178,319	8.8%
Chilton Investment Company, LLC(3)	5,933,092	7.2%
BlackRock, Inc.(4)	4,965,596	6.1%
Citadel Advisors LLC(5)	4,657,083	5.7%
SuttonBrook Capital Management, LP(6)	4,297,060	5.2%
First Manhattan Co.(7)	4,134,850	5.0%
Charles J. Casamento(8)	102,500	*
Mark B. Logan(9)	208,500	*
Linda M. Dairiki Shortliffe, M.D.(10)	198,500	*
Leland F. Wilson(11)	2,027,946	2.5%
Peter Y. Tam(12)	908,854	1.1
Timothy E. Morris(13)	572,688	*
Michael P. Miller(14)	110,337	*
Guy P. Marsh(15)	160,585	*
Wesley W. Day, Ph.D.(16)	305,197	*
All directors and executive officers as a group (11 persons)(17)	4,848,638	5.9%

*
Less than 1%

(1)
Applicable percentage ownership is based on 81,888,089 shares of Common Stock as of April 1, 2011. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2011 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
According to a Schedule 13G/A filed with the SEC on February 11, 2011 by Caxton Associates LLC, (i) Caxton International Limited, or Caxton International, is the beneficial owner of 5,252,834 shares and has shared voting and dispositive power with respect to all beneficially owned shares; (ii) Caxton Advantage Life Sciences Fund, L.P., or Caxton Advantage, is the beneficial owner of 1,925,485 shares and has shared voting and dispositive power with respect to all beneficially owned shares. Each of Caxton Advantage Venture Partners, L.P., or Caxton Advantage Venture, as the General Partner of Caxton Advantage, Advantage Life Sciences Partners, LLC, or Advantage Partners, as the General Partner of Caxton Advantage Venture, CHHA LLC, or CHHA, as the Administrative General Partner of Caxton Advantage Venture, Caxton Health Holdings LLC, or Caxton Health, as the manager of CHHA and Mr. Eric W. Roberts and

  Ms. Rachel Leheny as Principals of Advantage Partners may be deemed to share voting and dispositive power with respect to all shares beneficially owned by Caxton Advantage; (iii) Caxton Associates LP, or Caxton Associates, is the trading advisor to Caxton International and has shared voting and dispositive power with respect to all shares beneficially owned by Caxton International and has shared voting and dispositive power with respect to all shares beneficially owned by Caxton Associates through its ownership of CHHA and Caxton Health; (iv) Mr. Bruce S. Kovner, the Chairman of Caxton Associates and the sole shareholder of Caxton Corporation, the general partner of Caxton Associates, has sole voting and dispositive power with respect to 654,355 shares and shared voting and dispositive power with respect to 7,178,319 shares owned by Caxton International and Caxtone Advantage. The address of Caxton International is c/o International Fund Services (Ireland) Ltd., Administrator, IDA Building & Technology Park, Donore Road, Drogheda Co. Louth, Ireland, DA1. The address of Caxton Advantage, Caxton Advantage Venture, Advantage Partners, CHHA, Caxton Health, Mr. Roberts, Ms. Leheny and Mr. Kovner is 500 Park Avenue, New York, NY 10022. The address of Caxton Associates is Princeton Plaza, Building 2, 731 Alexander Road, Princeton, NJ 08540.

(3)
According to a Schedule 13G/A filed with the SEC on February 14, 2011, Chilton Investment Company, LLC, or Chilton, is the beneficial owner of 5,933,092 shares and has sole voting and dispositive power with respect to all reported shares. The address of Chilton is 1266 East Main Street, 7th Floor, Stamford, CT 06902.

(4)
According to a Schedule 13G/A filed with the SEC on February 9, 2011, BlackRock, Inc., or BlackRock, is the beneficial owner of 4,965,596 shares and has sole voting and dispositive power with respect to all reported shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)
According to a Schedule 13G filed with the SEC on February 4, 2011, (i) Citadel Advisors LLC, or Citadel Advisors, is the beneficial owner of 4,399,444 shares and has shared voting and dispositive power with respect to all beneficially owned shares; (ii) Citadel Holdings II LP, or CH-II, is the beneficial owner of 4,399,444 shares and has shared voting and dispositive power with respect to all beneficially owned shares; (iii) Citadel Investment Group II, L.L.C., or CIG-II, is the beneficial owner of 4,657,083 shares and has shared voting and dispositive power with respect to all beneficially owned shares; and Mr. Kenneth Griffin (collectively with Citadel Advisors, CH-II and CIG-II), is the beneficial owner of 4,657,083 shares and has shared voting and dispositive power with respect to all beneficially owned shares. Reported shares are owned by Citadel Global Equities Master Fund Ltd., or CG, PioneerPath Capital Ltd., or PPC, Citadel Equity Fund Ltd., or CEF, Surveyor Capital Ltd., or SC, certain segregated accounts and Citadel Securities LLC, or Citadel Securities. Citadel Advisors is the portfolio manager for CG, PPC, CEF and SC, and the investment manager for certain segregated accounts. CH-II is the managing member of Citadel Advisors. Citadel Holdings I LP, a Delaware limited partnership, or CH-I, is the non-member manager of Citadel Securities. CIG-II is the general partner of CH-I and CH-II. Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CIG-II. The address of Citadel is 131 S. Dearborn Street, 32nd Floor, Chicago, IL 60603.

(6)
According to a Schedule 13G filed with the SEC on March 9, 2011, (i) SuttonBrook Capital Portfolio L.P., or the Master Fund, is the beneficial owner of 3,308,466 shares and has shared voting and dispositive power with respect to all beneficially owned shares; (ii) SuttonBrook Eureka Fund LP, or the Eureka Fund, is the beneficial owner of 988,594 shares and has shared voting and dispositive power with respect to all beneficially owned shares; (iii) SuttonBrook Capital Management LP, or the Investment Manager, as investment manager to the Master Fund and the Eureka Fund, is the beneficial owner of 4,297,060 shares directly held by the Master Fund and the Eureka Fund and has shared voting and dispositive power with respect to all beneficially owned shares; and (iv) John London, or Mr. London, as managing member of the general partner of the Investment Manager, is the beneficial owner of 4,297,060 shares directly held by the Master Fund and the Eureka Fund. The address of SuttonBrook Capital Portfolio L.P., SuttenBrook Eureka Fund, LP, SuttonBrook Capital Management LP and Mr. London is c/o SuttonBrook Capital Management LP, 598 Madison Avenue, 6th Floor, New York, NY 10022.

(7)
According to a Schedule 13G filed with the SEC on February 15, 2011, First Manhattan Co. is the beneficial owner of 4,134,850 shares and has shared voting and dispositive power with respect to 3,424,050 shares and sole voting and dispositive power with respect to 710,800 shares. The address of First Manhattan Co. is 437 Madison Avenue, New York, NY 10022.

(8)
Includes 102,500 options to purchase shares vested and exercisable within 60 days of April 1, 2011.

(9)
Includes 160,500 options to purchase shares vested and exercisable within 60 days of April 1, 2011.

(10)
Includes 198,500 options to purchase shares vested and exercisable within 60 days of April 1, 2011.

(11)
Includes (i) shares held by the Leland F. Wilson Living Trust dated July 20, 1999 of which Mr. Wilson is a trustee; and (ii) 1,911,980 options to purchase shares vested and exercisable within 60 days of April 1, 2011.

(12)
Includes 782,079 options to purchase shares vested and exercisable within 60 days of April 1, 2011.

(13)
Includes 572,688 options to purchase shares vested and exercisable within 60 days of April 1, 2011.

(14)
Includes 108,333 options to purchase shares vested and exercisable within 60 days of April 1, 2011.

(15)
Includes 155,521 options to purchase shares vested and exercisable within 60 days of April 1, 2011.

(16)
Includes 288,397 options to purchase shares vested and exercisable within 60 days of April 1, 2011.

(17)
Includes 253,531 options to purchase shares vested and exercisable within 60 days of April 1, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file certain reports of ownership with the SEC. Such officers, directors and stockholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such forms received by us or on written representations from certain reporting persons submitted to us during the year ended December 31, 2010, we believe that during the period from January 1, 2010 to December 31, 2010, all of our executive officers, directors and 10% stockholders complied with all Section 16(a) requirements.

Equity Compensation Plan Information

        We currently maintain four equity-based compensation plans that have been approved by the stockholders—the 1991 Incentive Stock Option Plan, the 1994 Employee Stock Purchase Plan, the 2001 Stock Option Plan and the 2010 Stock Option Plan. The following table sets forth, for each of our equity-based compensation plans, the number of shares of our Common Stock subject to outstanding options and rights, the weighted-average exercise price of outstanding options, and the number of shares available for future award grants as of December 31, 2010:

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	7,519,013	(1)	$5.47	8,583,996	(3)
Equity compensation plans not approved by security holders	400,000	(2)	$10.19	—

Total	7,919,013		$5.71	8,583,996

(1)
Includes outstanding stock options for 15,950 shares under the 1991 Incentive Stock Option Plan, 7,229,063 shares under the 2001 Stock Option Plan and 274,000 under the 2010 Stock Option Plan.

(2)
On April 30, 2010, the Company's Board of Directors granted an option to purchase 400,000 shares of the Company's common stock, or the Inducement Grant, to Michael P. Miller, the Company's new Senior Vice President and Chief Commercial Officer. The Inducement Grant was granted outside of the Company's 2010 Plan and without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4) and is subject to the terms and conditions of the Stand Alone Stock Option Agreement between the Company and Michael P. Miller.

(3)
Includes 8,511,624 shares for the 2010 Stock Option Plan and 72,372 shares for the 1994 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements with Executive Officers

        Our executive officers, including our Chief Financial Officer, have agreements that provide for certain benefits in the event of a change in control. In addition, our Chief Executive Officer's employment agreement (see "Compensation and Discussion Analysis—Employment Agreement") also provides for certain benefits in the event of a change in control.

        On December 19, 2007, the Compensation Committee approved Change of Control Agreements for Peter Y. Tam, the Company's President; Timothy E. Morris, the Company's Senior Vice President, Finance and Chief Financial Officer; Wesley W. Day, Ph.D., the Company's Vice President, Clinical Development; Lee B. Perry, the Company's Vice President and Chief Accounting Officer; and Guy P. Marsh, the Company's Vice President, U.S. Operations and General Manager. The new agreements replaced then existing change of control agreements. The Change of Control Agreements were approved in part to ensure compliance with recently issued regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code.

        On October 30, 2009, the Compensation Committee approved a Change of Control Agreement for John L. Slebir, the Company's General Counsel. The Change of Control Agreement was approved in part to ensure compliance with recently issued regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code.

        On April 30, 2010, the Compensation Committee approved a Change of Control Agreement for Michael P. Miller, the Company's Senior Vice President and Chief Commercial Officer. The Change of Control Agreement was approved in part to ensure compliance with recently issued regulations on Deferred Compensation Separation Benefits as mandated by Section 409A of the Internal Revenue Code.

        The Change of Control Agreements recognized that there may be periods where another company or another entity considers the possibility of acquiring the Company or that a change in our management may otherwise occur (collectively known as a Change of Control), with or without the approval of our Board of Directors. The Change of Control Agreements recognized that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board of Directors determined that it was in the best interest of the Company to give such employees an incentive to continue their employment during periods where the threat or occurrence of a Change of Control may exist. The Change of Control Agreements are discussed in more detail in the section under "Compensation Discussion and Analysis—Change of Control Benefits" on page 31 of this Proxy Statement.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with us.

Consulting Services

        During fiscal year 2010, Dr. Wesley Day's wife, Dr. Shiyin Yee, performed pre-clinical and clinical development consulting services for the Company. Dr. Day is the Vice President of Clinical Development. Dr. Yee reported directly to Peter Tam, our President. We paid Dr. Yee $435,534 in fiscal year 2010 for the consulting services she rendered to the Company.

Review, Approval or Ratification of Transactions with Related Parties

        We, or one of our subsidiaries, may occasionally enter into transactions with certain "related parties." Related parties include our executive officers, directors, nominees for directors, or 5% or more beneficial owners of our Common Stock and immediate family members of these persons. We refer to transactions in which the related party has a direct or indirect material interest as "related party transactions." Each related party transaction must be reviewed and approved by the Audit Committee prior to the entering into of such transaction.

        The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, the following:

  •
  the extent of the related party's interest in the related party transaction;

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  the aggregate value of the related party transaction;

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  the benefit to the Company; and

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  whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

        The Chairman of the Audit Committee has the authority to pre-approve any related party transaction in which the aggregate amount involved is reasonably expected to be less than $25,000. Any such pre-approved related party transaction must then be ratified at the next regularly scheduled Audit Committee meeting or by unanimous written consent.

 OTHER MATTERS

        We know of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

        It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying Proxy in the enclosed envelope at your earliest convenience.

                      The Board of Directors

Mountain View, California
April 29, 2011

Notice of 2011 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 17, 2011 Leland F. Wilson and Timothy E. Morris, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of VIVUS, Inc. to be held on Friday, June 17, 2011 at 1172 Castro Street, Mountain View, CA 94040 at 8:00 a.m., local time, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed on the reverse side and FOR Proposals 2, 4 and 5 and THREE YEARS for Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy and voting instruction card. To vote by mail, mark, sign and date your proxy and voting instruction card and return it in the enclosed postage-paid envelope. (Items to be voted appear on reverse side.) Proxy — VIVUS, Inc. C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01BSJC 1 U P X + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A 4. Ratification of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the independent registered public accounting firm of VIVUS, Inc. for the fiscal year ending December 31, 2011. 01 - Leland F. Wilson 04 - Charles J. Casamento 02 - Peter Y. Tam 03 - Mark B. Logan 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 1 Yr 2 Yrs 3 Yrs Abstain 2. To approve, on an advisory basis, the Company’s executive compensation. 3. To recommend, on an advisory basis, the frequency of future advisory votes on the Company’s executive compensation. 5. To approve amendments to the Company's 1994 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Company's 1994 Employee Stock Purchase Plan by 600,000 shares to a new total of 2,000,000 shares; to remove the Plan's 20-year term; and to include certain changes consistent with Treasury Regulations relating to employee stock purchase plans under Section 423 of the Internal Revenue Code of 1986, as amended, and other applicable law. For Against Abstain For Against Abstain 6. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof. Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2, 4 and 5 and THREE YEARS for Proposal 3. 05 - Linda M. Dairiki Shortliffe, M.D. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM 1 1 2 7 8 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 17, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/vvus • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.